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                                                                    EXHIBIT 4.1


                               FRESH FOODS, INC.

                                  $115,000,000

                         10 3/4% SENIOR NOTES DUE 2006

                            NOTE PURCHASE AGREEMENT


                                  June 4, 1998

First Union Capital Markets
BancAmerica Robertson Stephens
c/o First Union Capital Markets
301 South College Street, TW-10
Charlotte, NC 28288-0606

Ladies and Gentlemen:

         Fresh Foods, Inc., a North Carolina corporation, proposes to issue and sell (the "Initial Placement") to First Union Capital Markets, a division of Wheat First Securities, Inc., and BancAmerica Robertson Stephens (the "Initial Purchasers"), $115,000,000 principal amount of its 10 3/4% Senior Notes Due 2006 (the "Notes"). The Notes will be unconditionally guaranteed (the "Guarantees"), on a senior, unsecured basis, by each of the guarantors listed on the signature pages hereto (collectively, the "Guarantors"). The Notes and the Guarantees are to be issued under an indenture, to be dated the Closing Date (as defined below) (the "Indenture"), among the Company (as defined below), the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). The Initial Placement is to occur concurrently with, and is conditioned upon, (a) the acquisition by Fresh Foods of North Carolina, LLC, a wholly-owned subsidiary of the Company, of Pierre (as defined below) pursuant to the Asset Purchase Agreement, dated April 10, 1998 (the "Asset Purchase Agreement"), between such subsidiary and Hudson Foods, Inc. (the "Acquisition") and (b) the initial borrowing under a credit facility, to be executed on or prior to the date on which the Notes are issued (the "Senior Credit Facility"), among the Company, the Guarantors, the Lenders named therein and First Union Commercial Corporation, as administrative agent. This Agreement, the registration rights agreement, to be dated the Closing Date (the "Registration Rights Agreement"), between the Initial Purchasers and the Company, the Notes, the Guarantees, the Indenture, the Asset Purchase Agreement and the other documents to be entered into in connection with the Acquisition, and the documents to be entered into in connection with the Senior Credit Facility are hereinafter collectively referred to as the "Transaction Documents." The Initial Placement, the offer and sale of the Notes, the Acquisition and the Company's entering into the Senior Credit Facility and the initial borrowing thereunder together with all of the other transactions contemplated by the foregoing are hereinafter referred to as the "Transactions." Unless the context otherwise requires, all references herein to
(x) the "Company" refers to Fresh Foods, Inc. and its subsidiaries upon the
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consummation of the Acquisition, (y) "Pierre" refers to the business and assets of the Pierre Foods Division of Hudson Foods, Inc. to be acquired by Fresh Foods pursuant to the Acquisition, and (z) "Fresh Foods" refers to Fresh Foods, Inc. and its subsidiaries prior to the Acquisition.

         The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon certain exemptions from the registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Notes purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable.

         In connection with the sale of the Notes, the Company and the Guarantors prepared preliminary offering memoranda, dated May 19, 1998 and June 1, 1998 (the "Preliminary Memoranda"), and a final offering memorandum, dated June 4, 1998 (the "Final Memorandum"). The Preliminary Memoranda and the Final Memorandum all set forth certain information concerning the Company, the Guarantors, the Transaction Documents and the Transactions. The Company and the Guarantors hereby confirm that each of them has authorized the use of the Preliminary Memoranda and the Final Memoranda, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

         As used herein, "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, whether before or after giving effect to the Transactions or (b) a material impairment of the ability of the Company and its Subsidiaries, taken as a whole, to execute, deliver or perform any of its obligations under, or the material impairment of the ability of the Trustee and the holders of the Notes (the "Holders") to enforce any obligations under, any of the Transaction Documents. Other capitalized terms used and not defined herein have the meanings ascribed to them in the Indenture.

         1. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to the Initial Purchasers the following:

                  (a) The Preliminary Memoranda, at the dates thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not and, at the Closing Date, will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memoranda or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with


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information relating to either of the Initial Purchasers furnished to the
Company in writing by or on behalf of either of the Initial Purchasers expressly for use therein.

                  (b) Except as disclosed in the Preliminary Memoranda or the Final Memorandum, no holder of securities of the Company or the Guarantors will be entitled to have such securities registered under any registration statement required to be filed by the Company or the Guarantors.

                  (c) None of the Company, the Guarantors or any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on any of their behalf (other than the Initial Purchasers or any of its Affiliates, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly:

                           (i)      made offers or sales of any security, or
solicited offers to buy any security, which is or will be integrated with the sale of the Notes or the Guarantees in a manner that would require their registration under the Securities Act;

                           (ii)     engaged in any form of general solicitation
or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes or the Guarantees;

                           (iii)    taken any action designed to cause or result
in, or that has constituted or that might reasonably be expected to constitute, stabilization or manipulation of the price of any security of the Company or the Guarantors or facilitate the sale or resale of the Notes;

                           (iv)     taken any action designed to facilitate the
sale or resale of the Notes;

                           (v)      except as disclosed in the Preliminary
Memoranda or the Final Memorandum, paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company or the Guarantors;

                           (vi)     engaged in any directed selling efforts (as
that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes or the Guarantees, and each of the Company and its Affiliates and any person acting on its or their behalf (other than the initial Purchasers or any of their Affiliates as to which no representation is made) has complied with the offering restrictions requirements of Regulation S.

                  (d) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (e)      Assuming the accuracy of your representations in
Section 4 hereof and your compliance with your convenants set forth therein, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Final


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Memorandum to register the Notes or the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (f) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing under the laws of all jurisdictions in which it is doing business, except where failure to be so qualified or be in good standing, individually or in the aggregate, has not had and will not have a Material Adverse Effect.

                  (g) All of the outstanding shares of Capital Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Exhibit A hereto lists (i) each wholly owned Subsidiary of the Company (including each Guarantor) along with its jurisdiction of organization; and (ii) each other non-wholly owned Subsidiary of the Company along with its jurisdiction of organization, the title and amount of Capital Stock outstanding and the amount of all such Capital Stock owned by the Company (or any of its Subsidiaries) expressed both in terms of the number of shares and as a percentage of all Capital Stock in such shares' class outstanding. Each Subsidiary of the Company does not and will not on the Closing Date have outstanding any (i) securities convertible or exchangeable for its Capital Stock, (ii) rights to subscribe for or to purchase any of its Capital Stock or
(iii) options providing for the purchase of, agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. All of the Capital Stock of each wholly owned Subsidiary and the Capital Stock owned by the Company of each non-wholly owned Subsidiary shown on Schedule A is beneficially owned by the Company, directly or indirectly, free and clear of all liens other than liens granted to secure the loan contemplated by the Senior Credit Facility. The Company does not, directly or indirectly, have any Subsidiaries that are not Guarantors.

                  (h) Each of the Company and the Guarantors has the power and requisite authority to execute, deliver and carry out the terms and provisions of the Transaction Documents and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents and the Exchange Notes.

                  (i) Each of the Transaction Documents and each other document or instrument to be delivered in connection therewith has been, or as of the Closing Date will have been, duly authorized by all necessary corporate action of the Company and the Guarantors. This Agreement has been duly executed and delivered by the Company and each Guarantor; each of the other Transaction Documents to be executed and delivered on or prior to the date hereof has been duly executed and delivered by each of the Company and the Guarantors that are a party thereto; and each of the Transaction Documents to be executed and delivered after the date hereof will be duly executed and delivered by the Company and each of the Guarantors that are a party thereto. This Agreement is, and such other Transaction Documents and other documents and instruments to which the Company and each of the Guarantors is a party are or will be, the legal, valid and binding obligations of the Company and each of the Guarantors, enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be


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limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (j) The execution, delivery and performance by the Company of the Transaction Documents do not and on the Closing Date will not (i) violate any statute, law, ordinance, regulation, rule, order, judgment, writ, injunction or decree of any state, commonwealth, nation, territory, possession, province, county, parish, township, village, municipality or other jurisdiction (collectively, the "Laws") applicable to any of the Company and the Guarantors, or any judgment, order, writ or decree of any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing ("Tribunal") binding on any of them, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under the articles of incorporation, bylaws or other organizational documents of the Company or any Guarantor, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound ("Contracts"), (iv) result in or require the creation or imposition of any lien upon any of the properties or assets of any of the Company and the Guarantors (other than any liens created under the Senior Credit Facility), (v) require any approval of stockholders or (vi) require any approval or consent of any person under any Contracts, except, with respect to clauses (iii), (iv) and (vi), for any conflicts, breaches, defaults, liens, approvals and consents that would not result in a Material Adverse Effect.

                  (k) No consent, approval, authorization or order of any Tribunal or other person is required in connection with the execution and delivery by the Company or the Guarantors of the Transaction Documents or any other document or instrument to be delivered in connection with the Transactions or the consummation of the transactions contemplated hereby or thereby, except for consents, approvals, authorizations and orders that have heretofore been obtained.

                  (l) The audited financial statements (including the notes thereto) of each of Fresh Foods and Pierre included in the Final Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and fairly present in all material respects the consolidated financial position of each of the Fresh Food and Pierre and the results of operations and, with respect to Fresh Foods only, cash flows thereof as of the dates and for the periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. Since the date of the most recent financial statements included in the Final Memorandum, except as described therein, in the Notes thereto or in the Final Memorandum, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or Contracts not in the ordinary course of business which liabilities, obligations, transactions or Contracts would, individually or in the aggregate, have a


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Material Adverse Effect, (ii) the Company has not purchased any of its outstanding Capital Stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its Capital Stock, (iii) there has not been any material change in the long-term indebtedness of the Company or any of its Subsidiaries and (iv) none of the Assets of the Company have materially diminished in value. The unaudited pro forma financial statements of the Company included in the Final Memorandum comply as to form in all material respects with the requirements of the Securities Act; the pro forma adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements; the assumptions described in the notes to such pro forma statements provide a reasonable basis for presenting the significant effects of the transactions contemplated therein; and such pro forma adjustments give appropriate effect to those adjustments, in each case in accordance with Regulation S-X under the Securities Act ("Regulation S-X").

                  (m) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (n) The Company is not now, and after giving effect to the consummation of the Transactions will not be, (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or
(iii) incurring debts beyond its ability to pay such debts as they become due. The Company is not in liquidation, administration or receivership nor has any petition been presented for the winding-up of the Company.

                  (o) The Company and each of its Subsidiaries has, and after consummation of the Transactions will have, good, sufficient and legal title to all their respective properties and assets, and all properties held under lease by any of them, are, and immediately after the consummation of the Transactions will be, held under valid, subsisting and enforceable leases, and none of the Company or any of its Subsidiaries and, to the knowledge of the Company, any other party thereto, is in default under any lease, except in each case for such defects or defaults that, individually or in the aggregate, would not have a Material Adverse Effect. All such properties and assets owned or leased are so owned or leased free and clear of liens other than liens permitted under the definition "Permitted Liens" set forth in the Final Memorandum. None of the material assets of the Company or any of its Subsidiaries is subject to any restriction that would prevent continuation of the use currently made thereof or which would materially adversely effect the value thereof.

                  (p) Both before and after giving effect to the Transactions, none of the Company or any of its Subsidiaries is (i) in violation of its charter, by-laws or other organizational documents, (ii) in violation of any Law or (iii) in breach of or default under (nor has any event occurred which, with notice or the passage of time or both, would constitute a breach of or default under) or in violation of any of the terms or provisions of any Contract,


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except for any such breach, default, violation or event that would, individually or in the aggregate, not have a Material Adverse Effect.

                  (q) There is no litigation pending or, to the best knowledge of the Company after due investigation, threatened, by, against, or which may relate to or affect (a) any benefit plan or any fiduciary or administrator thereof, (b) the Transactions or (c) the Company or any of its Subsidiaries, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the Transactions. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction or decree of any Tribunal, and there are no unsatisfied judgments against the Company or any of its Subsidiaries or their respective businesses or properties. None of the Company or any of its Subsidiaries has been advised that there is a reasonable likelihood of an adverse determination of any litigation, which adverse determination would have a Material Adverse Effect.

                  (r) The proceeds from the issuance and sale of the Notes will be used solely for the purposes specified in the Final Memorandum. None of such proceeds will be used for the purpose of purchasing or carrying any Margin Stock within the meanings of the applicable provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose that might cause any of the Notes to be considered a "purpose credit" within the meaning of the applicable provisions of Regulation G, T, U or X.

                  (s) All material Tax Returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, and all material Taxes (whether or not actually shown on such Tax Returns) for which any of them is directly or indirectly liable or to which any of their respective properties or assets are subject have been paid other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP. All such Tax Returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable federal, state, local or foreign Tax Laws, regulations or rules. There is no material proposed Tax assessment against the Company or any of its Subsidiaries, and, to the best knowledge of the Company, there is no basis for such assessment, except for contested claims.

         As used herein, the following terms shall have the respected meanings ascribed to them below:

         "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries.

         "Taxes" means all taxes however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign


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government or any agency or political subdivision of any such government, which taxes shall include all income taxes (including, but not limited to, United States federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, environmental, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, withholding taxes, workers' compensation, and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

                  (t) Both before and after giving effect to the Transactions, no ERISA Events have occurred or are reasonably expected to occur which, individually or in the aggregate, resulted in or might reasonably be expected to result in a liability of the Company or any of its Subsidiaries or any of their respective ERISA Affiliates which would have a Material Adverse Effect. In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities) is not an amount which would reasonably be expected to have a Material Adverse Effect.

         As used herein, the following terms shall have the respective meaning ascribed to each below:

         "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and (ii) otherwise, the excess of
(a) the greater of the current liability (as defined in Section 412(l)(7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

         "Employee Pension Benefit Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, sponsored, maintained or contributed to by the Company or its Subsidiaries or any of their respective ERISA Affiliates or (ii) with respect to which any of the Company or its Subsidiaries retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder and any successor statute, regulations and rulings.

         "ERISA Affiliate," as applied to any person, means (i) any corporation which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time within the five calendar years immediately preceding the date


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hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

         "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived) or the failure to make any required contribution within 30 days of its due date with respect to any Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to
Section 4041 (a) (2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiple Employer Plan or the termination of any such Multiple Employer Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company or any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Company or any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 406, 409, 502(i) or 502(1) of ERISA in respect of any Employee Pension Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Pension Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan or Employee Pension Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(x) the imposition of a lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.


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
         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any of the Company, its Subsidiaries or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Company, its Subsidiaries or any of their respective ERISA Affiliates and at least one person other than employees of the Company, its Subsidiaries and their respective ERISA Affiliates or (ii) was so maintained and in respect of which such Company, Subsidiaries or ERISA Affiliates could have liability under
Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Pension Plan" means a Single Employer Plan or Multiple Employer Plan.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Single Employer Plan" means a "single-employer plan," as defined in
Section 4001 (a)(15) of ERISA, that (i) is maintained for employees of the Company, any of its Subsidiaries or any of their ERISA Affiliates and no person other than employees of the Company, any of its Subsidiaries or any of their ERISA Affiliates or (ii) was so maintained and in respect of which such Company, Subsidiaries or ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  (u) The Company and each of its Subsidiaries is in compliance with all Laws, except where the failure to comply, individually or in the aggregate, would not have a Material Adverse Effect.

                  (v) None of the Company or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940 (as any of the preceding acts have been amended).

                  (w) The Company and its Subsidiaries own or are licensed to use all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Company as currently conducted ("Intellectual Property"). To the Company's knowledge, no material claim has been asserted by any person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. To the Company's knowledge, the use of such Intellectual Property by the Company or any of its Subsidiaries does not infringe on the rights of any person. The consummation of the Transactions will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) of such intellectual property by the Company or any of its Subsidiaries.

                  (x)      Both before and after giving effect to the
Transactions:

                           (i)      the operations of the Company and each of
its Subsidiaries comply with all Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

                           (ii)     each of the Company and its Subsidiaries has
obtained all Permits under Environmental Laws necessary to their respective operations, and all such Permits are being maintained in good standing, and each of the Company and its Subsidiaries is in compliance with all material terms and conditions of such Permits except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

                           (iii)    none of the Company or its Subsidiaries has
received (a) any notice or claim to the effect that it is or may be liable to any person under any Environmental Law except as would not reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or comparable Environmental Laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of the Company's knowledge, none of the Company or its Subsidiaries is or will be involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have Material Adverse Effect;

                           (iv)     none of the Company or its Subsidiaries is
subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                           (v)      none of the Company or its Subsidiaries or
any of their respective Facilities or operations is subject to any outstanding written order or agreement with any governmental authority or private party relating to (A) any actual or potential violation of or liability under Environmental Laws or (B) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                           (vi)     none of the Company or its Subsidiaries has
any contingent liability in connection with any Release or threatened Release of any Hazardous Materials by any of the Company or its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                           (vii)    no Hazardous Materials exist on, under or
about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and none of the Company or its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                           (viii)   none of the Company or its Subsidiaries or,
to the best of the Company's knowledge, any of their respective predecessors has disposed of any Hazardous

Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                           (ix)     to the best of the Company's knowledge, no
underground storage tanks or surface impoundments are on or at any Facility that could be reasonably expected to give rise to an Environmental Claim having a Material Adverse Effect; and

                           (x) no lien in favor of any person relating to or in
connection with any Environmental Claim has been filed or has been attached to any Facility or other assets of the Company or any of its Subsidiaries except for any such lien which would not reasonably be expected to have a Material Adverse Effect.

         As used herein, the following terms shall have the respective meanings ascribed to them below:

         "Environmental Claims" means any allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any person for any response or corrective action, any damage, including, without limitation, personal injury, property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Company, any of its Subsidiaries or any of their respective Facilities or predecessors in interest.

         "Environmental Laws" means the common law and all statutes, ordinances, orders, rules, regulations, requirements, judgments, plans, policies or decrees relating to (i) pollution, protection, preservation, cleanup or reclamation of the environment, natural resources, human, plant or animal health or welfare,
(ii) the Release or threatened Release of Hazardous Materials, or (iii) manufacture, processing, treatment, handling, recycling, generation, use, storage, transportation or disposal of Hazardous Materials including, without limitation, investigation, study, assessment, testing, monitoring, containment, removal, remediation, or clean-up of any such Release, each as in effect as of the date of determination.

         "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company, its Subsidiaries or any of their respective predecessors in interest.

         "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any flammable substances or explosives; (iv) any radioactive materials; (v) asbestos in any form; (vi) urea formaldehyde foam insulation; (vii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (viii) pesticides; and (ix) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment.

         "Permits" has the meaning ascribed to it in Section 1(y) below.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or onto or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  (y) The Company and its Subsidiaries have, and immediately after the consummation of the Transactions will have, such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances ("Permits"), and will be after giving effect to the Transactions in compliance in all material respects with all Laws as are necessary to own, lease or operate their respective properties and to conduct their businesses in the manner as presently conducted and to be conducted immediately after the consummation of the Transactions except where the failure to have such Permits or to comply with such Laws would not, individually or in the aggregate, have a Material Adverse Effect, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of the Transactions. The Company and its Subsidiaries are, and immediately after the consummation of the Transactions will be, in compliance in all material respects with their respective obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits except for any such revocation or termination as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (z) The Company and its Subsidiaries carry or are entitled to the benefits of insurance (including self-insurance) in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is (and will be immediately after the consummation of the Transactions) in full force and effect, except where the failure to carry such insurance or be entitled to the benefits of such insurance does not, individually or in the aggregate, have a Material Adverse Effect.

                  (aa) Except as disclosed in the Preliminary Memoranda or the Final Memorandum, no labor disturbance by the employees of the Company or its Subsidiaries exists or, to the best knowledge of the Company, is threatened and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company's or its Subsidiaries' principal suppliers, manufacturers or customers that could, individually or in the aggregate, have a Material Adverse Effect.

                  (bb) Except for the fees and expenses payable to the Initial Purchasers, which will be paid by the Company on the Closing Date, the Company did not employ any investment banker, broker, finder, consultant, intermediary or other person in connection with the transactions contemplated by this Agreement who would be entitled to any investment banking, brokerage, finder's or other fees or commissions in connection with this Agreement or the transactions contemplated hereby.

         Any certificate signed by any officer of the Company or of any of the Guarantors and delivered to the Initial Purchasers or its counsel shall be deemed to be a representation and warranty by the Company or of the Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchase agrees to purchase from the Company, severally and not jointly, at a purchase price equal to 97.25% of the principal amount thereof, Notes in the respective principal amount set forth opposite its name on Schedule I hereto.

         3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 a.m., New York City time, on June 9, 1998, which date and time may be postponed by agreement between the Initial Purchasers and the Company (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by intrabank transfer payable in same day funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers. Delivery of the Notes shall be made at such location as the Initial Purchasers shall reasonably designate at least one Business Day in advance of the Closing Date and payment for the Notes shall be made at the office of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202. Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full Business Days in advance of the Closing Date.

         4. Offering of Notes. Each of the Initial Purchasers, severally and not jointly, represents and warrants to and agrees with the Company and the Guarantors that:

                  (a) It has not offered or sold, and will not offer or sell, any Notes except (i) within the United States to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("QIBs"), and (ii) outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. In connection with each sale pursuant to clause (i) above, the Initial Purchasers has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A.

                  (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

                  (c) It is an "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

         5. Agreements. The Company and its Subsidiaries agree with the Initial Purchasers that:

                  (a) The Company will furnish to the Initial Purchasers and to Kennedy Covington Lobdell & Hickman, L.L.P. ("Counsel for the Initial Purchasers"), without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes and will reimburse the Initial Purchasers for payment of the required PORTAL filing fee.

                  (b) The Company will not amend or supplement the Final Memorandum prior to the completion of the distribution of the Notes by the Initial Purchasers, without the prior written consent of the Initial Purchasers.

                  (c) If at any time prior to the completion of the sale of the Notes acquired by the Initial Purchasers pursuant to this Agreement (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph
(b) of this Section 5, will prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement that will correct such statement or omission or effect such compliance.

                  (d) The Company will arrange for the qualification of the Notes and the Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Notes and the Guarantees by the Initial Purchasers; provided, however, that none of the Company or the Guarantors will be required to qualify generally to do business in any jurisdiction in which any of them is not then so qualified, to file any general consent to service of process or to take any action which would subject any of them to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes and the Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (e) The Company, whenever any of the Company and its Subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that could reasonably be expected to be material in the context of the issue of Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Company will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company or its Subsidiaries by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company becomes aware of any such decrease or notice. So long as the Company has any obligations with respect to the Notes or the Holders, the Company will also deliver to the Initial Purchasers, as soon as available and without request, copies of all documents it files with or furnishes to the Securities and Exchange Commission.

                  (f) The Company will not, and will not permit any of its Affiliates to, resell any Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act.

                  (g) Except as contemplated by the Registration Rights Agreement or otherwise disclosed in the Final Memorandum, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their Affiliates, as to whom the Company and its Subsidiaries make no agreement) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

                  (h) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of its Affiliates, as to whom the Company and its Subsidiaries make no agreement) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

                  (i) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, if the Company ceases to be subject to the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), it will provide to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of the Notes.

                  (j) The Company will cooperate with the Initial Purchasers and use their best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations of the NASD relating to trading in the Private Offerings, Resale and Trading through Automated Linkages market ("PORTAL") and (ii) permit the Notes to be eligible for clearance and settlement as described under "Book Entry; Delivery and Form" in the Final Memorandum.

                  (k) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                  (l) The Company and its Subsidiaries will conduct their operations in a manner that will not subject the Company or any of its Subsidiaries to registration as an investment company under the Investment Company Act.

                  (m) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT WITHIN 2 YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER

         INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and on the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

                  (a) The Company and the Guarantors shall have furnished to the Initial Purchasers the opinion of McGuire, Woods, Battle & Boothe LLP ("Counsel for the Company"), dated the Closing Date, in form and substance satisfactory to the Initial Purchasers to the effect set forth in Exhibit B hereto.

                  (b) The Initial Purchasers shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes and other related matters as the Initial Purchasers may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (c) The Company and each of the Guarantors shall have furnished to the Initial Purchasers a certificate dated the Closing Date, signed on behalf of each of the Company and the Guarantors by any two of their Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer to the effect that the signer of such certificate has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i)      the representations and warranties of the
Company and the Guarantors contained in this Agreement are true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                           (ii)     since the date of the most recent financial
statements included in the Final Memorandum, there has been no change or development or event involving a prospective change constituting a Material Adverse Effect.

                  (d) At the Execution Time and at the Closing Date, Deloitte & Touche, LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the

Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                           (i)      in their opinion, the audited consolidated
financial statements of Fresh Foods and its Subsidiaries included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                           (ii)     they have (a) read the unaudited financial
statements of Fresh Foods for February 28, 1998 through March 27, 1998 and February 29, 1997 through March 28, 1997 prepared by Fresh Foods, (b) read the minutes of the meetings of the stockholders, directors and committees of the board of directors of Fresh Foods made available to them by Fresh Foods and (c) made inquiries of certain officials of Fresh Foods who have responsibility for financial and accounting matters of Fresh Foods whether the financial statements referred to in clause (a) above are stated on a basis substantially consistent with that of the audited combined financial statements included in the Final Memorandum;

                           (iii)    they have inquired of certain officials of
Fresh Foods who have responsibility for financial and accounting matters whether
(A) at any specified date not more than three Business Days prior to the date of the letter, there was any change in the capital stock, increase in long-term debt or any decrease in consolidated total assets or shareholders' equity of Fresh Foods as compared with amounts shown on the February 27, 1998 audited balance sheet included in the Final Memorandum or (B) for the period from February 28, 1998 to any specified date not more than three Business Days prior to the date of the letter, there were any decreases as compared with the corresponding period in the preceding year, in revenues, operating income, earnings before income taxes and extraordinary item or net earnings;

                           (iv)     on the basis of the foregoing, nothing came
to their attention that caused them to believe that there were any such changes, increases or decreases described in clause (iv), except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or may occur;

                           (v)      they have performed certain other specified
procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Fresh Foods) set forth in the Final Memorandum, including without limitation the information set forth on the cover page and under the captions "Offering Memorandum Summary," "Risk Factors," "The Acquisition," "Use of Proceeds," "Capitalization of the Company," "Unaudited Pro Forma Combined Financial Information of the Company," "Selected Historical Financial Information of Fresh Foods," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Party Transactions," "Management," "Principal Stockholders" and "Description of the Notes" in the Final Memorandum agrees with the accounting records of Fresh Foods, excluding any questions of legal interpretation;

                           (vi)     as to pro forma financial information;

                                    (A)      they have read the unaudited pro
forma combined financial data included in the Final Memorandum;

                                    (B)      they have inquired of certain
officials of Fresh Foods and Pierre who have responsibility for financial and accounting matters as to the basis for their determination of the pro forma adjustments;

                                    (C)      they have compared the estimated
financial information included in the unaudited pro forma balance sheet and the unaudited pro forma income statement in the Final Memorandum with the historical information for Fresh Foods and Pierre and found them to be in agreement;

                                    (D)      they have proved the arithmetic
accuracy of the application of the pro forma adjustments to the historical financial amounts in the unaudited pro forma combined consolidated financial data, and as a result of the procedures specified in (A), (B) and (C), nothing came to their attention that caused them to believe that the unaudited pro forma financial statements included in the Final Memorandum do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma combined consolidated financial data included in the Final Memorandum; and

                                    (E)      they have performed certain other
specified procedures as a result of which they determined that certain pro forma information of an accounting, financial, or statistical nature set forth in the Final Memorandum, including without limitation the information set forth under the captions "Offering Memorandum Summary," "Risk Factors," "Capitalization of the Company" and "Unaudited Pro Forma Combined Financial Information of the Company" in the Final Memorandum, agrees to or can be derived from the pro forma financial data of the Company or the analysis completed in the preparation of such pro forma financial data, excluding any questions of legal interpretation.

         All references in this Section 6(d) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter or letters.

                  (e) At the Execution Time and at the Closing Date, Deloitte & Touche, LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                           (i)      in their opinion, the audited consolidated
financial statements of Pierre included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                           (ii)     they have (a) read the unaudited financial
statements of Pierre as at and for the five months ended February 28, 1998 and March 1, 1997 and the unaudited statement of revenues and expenses of Pierre for the twelve months ended February 28, 1998, in each case prepared by management of Pierre, (b) made inquiries of certain officials of Pierre who have responsibility for financial and accounting matters of Pierre whether the financial statements referred to in clause (a) above are stated on a basis substantially consistent with that of the audited financial statements of Pierre included in the Final Memorandum, and (c) conducted a limited review in accordance with the standards established by the AICPA under Statement on Auditing Standards No. 71 of the unaudited interim financial statements;

                           (iii)    nothing came to their attention as a result
of the procedures performed in (a), (b) and (c) above that caused them to believe that, (1) any material modifications should be made to the unaudited financial statements of Pierre described above included in the Final Memorandum for them to be in conformity with generally accepted accounting principles or
(2) the unaudited financial statements of Pierre described above included in the Final Memorandum are not stated on a basis substantially consistent with the audited financial statements of Pierre included in the Final Memorandum;

                           (iv)     they have inquired of certain officials of
Pierre who have responsibility for financial and accounting matters whether (a) at any specified date not more than three Business Days prior to the date of the letter, there was any increase in long-term debt or any decrease in total current assets or net assets of Pierre as compared with amounts shown on the February 28, 1998 unaudited balance sheet of Pierre included in the Final Memorandum or (b) for the period from March 1, 1998 to any specified date not more than three Business Days prior to the date of the letter, there were any decreases as compared with the corresponding period in the preceding year, in revenues or excess of revenues over expenses before income taxes. On the basis of these inquires, nothing came to their attention that caused them to believe that there was any such change, increases or decrease, except in all instances for changes, increase, or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Fresh Foods and management of Pierre as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchaser;

                           (v)      they have performed certain other specified
procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Pierre) set forth in the Final Memorandum, including without limitation the information set forth under the captions "Offering Memorandum Summary," "Risk Factors," "The Acquisition," "Use of Proceeds," "Capitalization of the Company," "Unaudited Pro Forma Combined Financial Data of the Company," "Selected Historical Financial Information of Pierre," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Party Transactions," "Management," "Principal Stockholders" and "Description of the Notes" in the Final

Memorandum agrees with the accounting records of the Company, excluding any questions of legal interpretation;

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (d) and (e) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum.

                  (g) Subsequent to the respective dates as of which information is given in the Final Memorandum and giving effect to the Transaction, (i) the Company and its Subsidiaries shall not have incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company and its Subsidiaries shall not have purchased any of its outstanding Capital Stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its Capital Stock; and (iii) there shall not have been any material change in the Capital Stock of the Company and its Subsidiaries or in the short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in or contemplated by the Final Memorandum; and (iv) none of the assets of the Company and its Subsidiaries shall have materially diminished in value, except as would not result in a Material Adverse Effect.

                  (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Notes by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (i) Each of the Transaction Documents (including any amendments thereto) shall have been duly authorized, executed and delivered by each of the parties thereto, and the Initial Purchasers shall have received copies of each such Transaction Document (including any amendments thereto) as so executed and delivered in the form provided to the Initial Purchasers on or before the date hereof except for changes approved by the Initial Purchasers or changes which do not materially affect the rights or obligations of the Company and the Guarantors.

                  (j) The Company shall have been advised by the National Association of Securities Dealers, Inc. (the "NASD") that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD relating to trading in the PORTAL Market.

                  (k) On or before the Closing Date, all conditions to borrowing under the Bank Facility shall have been satisfied and the initial borrowings thereunder shall have occurred concurrently with the sale of the Notes hereunder as contemplated in the Final Memorandum;

                  (l) On or before the Closing Date, all conditions to the consummation of the Acquisition pursuant to the Asset Purchase Agreement shall have been satisfied and the consummation of the Acquisition shall have occurred concurrently with the closing of the sale of the Notes hereunder as contemplated in the Final Memorandum;

                  (m) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in all respects in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing, by telecopier or by telephone confirmed in writing.

         The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Initial Purchasers on the Closing Date.

         7. Reimbursement of Expenses, Fees. The Company and the Guarantors will, whether or not the sale of the Notes provided for herein is consummated, pay all expenses incident to the performance of its obligations under this Agreement and the offering documents and the other Transaction Documents, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Preliminary Memoranda, the Final Memorandum, all amendments thereof and supplements thereto, and all other documents relating to the offering of the Notes, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel incurred in compliance with Section 5(d), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, and the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL Market.

         8.       Indemnification and Contribution.

                  (a) The Company and the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchasers, the directors, officers, employees and agents of the Initial Purchasers and each person who controls the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memoranda, the Final Memorandum or any information provided by the Company and the Guarantors to any Holder or prospective purchaser of Notes pursuant to Section 5(i), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memoranda or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company or the Guarantors by or on behalf of the Initial Purchasers specifically for inclusion therein; and, provided, further, that with respect to any untrue statement or omission of material fact made in the Preliminary Memoranda, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchasers to the extent that any such losses, claims, damages or liabilities asserted against the Initial Purchasers occurs under circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (x) the Company had previously furnished copies of the Final Memorandum to the Initial Purchasers as required by this Agreement,
(y) the untrue statement or omission of a material fact contained in either Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person asserting any such losses, claims, damages or liabilities, at or prior to the written confirmation of the sale of Notes to such person, a copy of the Final Memorandum.

                  (b) The Initial Purchasers agree to indemnify and hold harmless (i) the Company, (ii) each Guarantor, (iii) each of their respective directors and officers and (iv) each person who controls the Company or any Guarantor within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchasers, but only with reference to written information relating to the Initial Purchasers furnished to the Company and the Guarantors by or on behalf of the Initial Purchasers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have. The Company and the Guarantors acknowledge that the statements set forth in the last paragraph of the cover page and under the headings "Notice to Investors" and "Plan of Distribution" in the Preliminary Memoranda and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memoranda or Final Memorandum (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and by the Initial Purchasers, on the other, from the offering of the Notes; provided, however, that in no case shall the Initial Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by the Initial Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and of the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the Company, the Guarantors or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and each person who controls the Company or any Guarantor within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company or any Guarantor shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph
(d).

         9. Termination. This Agreement shall be subject to termination by notice given by the Initial Purchasers to the Company prior to delivery of and payment for the Notes if, after the date hereof and prior to such time, there shall have occurred a material adverse change in the condition of the financial, banking or capital markets the effect of which, in the judgment of the Initial Purchasers, makes it impractical to market the Notes or to enforce sale contracts with respect to the Notes.

         10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company, the Guarantors or any of their officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telecopied and confirmed to it at 301 South College Street, TW-10, Charlotte, NC 28288-0606, Telecopy No.: (704) 383-5097, Attention: Eric Lloyd, or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to them at 1 WSMP Drive, Claremont, NC 28610, Telecopy No.: (919) 459-3148, Attention: David R. Clark.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(i) hereof, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm, corporation or other entity any legal or equitable right, remedy or claim under or in respect to this Agreement or any provisions herein contained. No purchaser of Notes from the Initial Purchasers shall be deemed to be a successor merely by reason of such purchase.

         13. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         14. Business Day. For purposes of this Agreement, "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of Charlotte, North Carolina or of New York, New York, or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.


                                     * * *

         If the foregoing is in accordance with your understanding of our agreement please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                                    Very truly yours,

                                    FRESH FOODS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    GUARANTORS:

                                    BRUNSWICK ASSOCIATES, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    CLAREMONT RESTAURANT GROUP, LLC

                                    By:  FRESH FOODS, INC., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    ELLOREE FOODS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    FRESH FOODS PROPERTIES, LLC

                                    By:  FRESH FOODS, INC., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    GEORGIA BUFFET RESTAURANTS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President


                                    KNOXVILLE FOODS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    MOM 'N' POP'S COUNTRY HAM, LLC

                                    By:  FRESH FOODS, INC., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President


                                    OAK RIDGE FOODS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    SAGEBRUSH, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    SAGEBRUSH OF SEVIERVILLE, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    SAGEBRUSH OF TENNESSEE, L.P.

                                    By: Sagebrush of South Carolina, LLC
                                        General Partner

                                    By: Sagebrush, Inc., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President


                                    SEVEN STARS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President


                                    ST. AUGUSTINE FOODS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President


                                    TENNESSEE WSMP, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    VIRGINIA WSMP, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    CHARDENT, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    PIERRE FOODS, LLC

                                    By:  FRESH FOODS, INC., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    GEORGIA WSMP, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    KINGSPORT FOODS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    MATTHEWS PRIME SIRLOIN, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    NAPLES FOODS, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    PRIME SIRLOIN, INC.

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    SAGEBRUSH OF NORTH CAROLINA, LLC


                                    By:  FRESH FOODS, INC., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    SAGEBRUSH OF SOUTH CAROLINA, LLC

                                    By:  FRESH FOODS, INC., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President


                                    SPICEWOOD, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    SOUTH CAROLINA WSMP, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    SUNSHINE WSMP, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    TUMBLEWEED OF PIGEON FORGE, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    GREENVILLE FOOD SYSTEMS,
                                    INCORPORATED


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    FRESH FOODS SALES, LLC

                                    By:  FRESH FOODS, INC., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

                                    SAGEBRUSH DTN, INC.


                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  Vice President

                                    D&S FOOD SYSTEMS, LLC

                                    By:  FRESH FOODS, INC., Sole Member

                                    By:   /s/ David R. Clark
                                        ----------------------------------------
                                        Name:   David R. Clark
                                        Title:  President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

FIRST UNION CAPITAL MARKETS
A DIVISION OF WHEAT FIRST SECURITIES, INC.


By:  /s/ Eric Lloyd
    ----------------------------------------
    Name:   Eric Lloyd
    Title:  Director


BANCAMERICA ROBERTSON STEPHENS


By:   /s/ Mark S. Dawley
    ----------------------------------------
    Name:   Mark S. Dawley
    Title:  Managing Director

                                   SCHEDULE I


         Subject to the terms and conditions set forth in this Agreement, the Initial Purchasers have agreed, severally and not jointly, to purchase from the Company, and the Company has agreed to sell to the Initial Purchasers, the respective principal amount of the Notes set forth opposite their names below:

                  Initial Purchasers                  Principal Amount of Notes
                  ------------------                  -------------------------
                  First Union Capital Markets               $103,500,000
                  BancAmerica Robertson Stephens            $ 11,500,000
                                                            ------------
                                                            $115,000,000
                                                            ============

                                                                       EXHIBIT A

                                  SUBSIDIARIES

Name                                         Jurisdiction of Organization
----                                         ----------------------------
Brunswick Associates, Inc.                   Georgia
Claremont Restaurant Group, LLC              North Carolina
Elloree Foods, Inc.                          South Carolina
Fresh Foods Properties, LLC                  North Carolina
Georgia Buffet Restaurants, Inc.             Georgia
Knoxville Foods, Inc.                        Tennessee
Mom `n' Pop's Country Ham, LLC               North Carolina
Oak Ridge Foods, Inc.                        Tennessee
Sagebrush, Inc.                              North Carolina
Sagebrush of Sevierville, Inc.               Tennessee
Sagebrush of Tennessee, L.P.                 Tennessee
Seven Stars, Inc.                            Maryland
St. Augustine Foods, Inc.                    Florida
Tennessee WSMP, Inc.                         Tennessee
Virginia WSMP, Inc.                          Virginia
Chardent, Inc.                               Delaware
Pierre Foods, LLC                            North Carolina
Georgia WSMP, Inc.                           Georgia
Kingsport Foods, Inc.                        Tennessee
Matthews Prime Sirloin, Inc.                 North Carolina
Naples Foods, Inc.                           Florida
Prime Sirloin, Inc.                          Tennessee
Sagebrush of North Carolina, LLC             North Carolina
Sagebrush of South Carolina, LLC             South Carolina
Spicewood, Inc.                              Delaware
South Carolina WSMP, Inc.                    South Carolina
Sunshine WSMP, Inc.                          Florida
Tumbleweed of Pigeon Forge, Inc.             Tennessee
Greenville Food Systems, Incorporated        North Carolina
Fresh Foods Sales, LLC                       North Carolina
Sagebrush DTN, Inc.                          Tennessee
D&S Food Systems, LLC                        Georgia
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
                                                                       EXHIBIT B

             FORM OF OPINION OF MCGUIRE, WOODS, BATTLE & BOOTHE LLP

The introduction, qualifications and assumptions of this opinion shall be satisfactory to the Initial Purchasers and Counsel to the Initial Purchasers in their sole discretion.

1. The Company and the Guarantors are each duly organized and validly existing in good standing under the laws of their respective jurisdictions of organization with the power to own their respective properties and assets and to transact the business in which each is engaged.

2. All of the outstanding shares of Capital Stock of the Company and the Guarantors have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights contained in their respective certificates of incorporation or otherwise imposed by law. All of the Capital Stock of each of the Guarantors is owned of record and, to our knowledge, by the Company or another wholly-owned Subsidiary of the Company.

3. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors and constitutes the valid and legally binding agreement of each of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

4. The Indenture has been duly and validly authorized by the Company and the Guarantors and, when duly and validly executed and delivered, will constitute the valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

5. The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized, executed and delivered by the Company and the Guarantors (in respect of the Guarantees) and, when duly paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute the valid and legally binding obligations of the Company and the Guarantors (in respect of the Guarantees), entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantors (in respect of the Guarantees) in accordance with their terms.

6. The Exchange Notes have been duly and validly authorized by the Company and the Guarantors, and when the Exchange Notes have been duly executed and delivered in accordance with the terms of the Indenture, will constitute the valid and legally binding obligations of the Company and the Guarantors (in respect of the Guarantees), entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantors (in respect of the Guarantees) in accordance with their terms.

7. The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors, and, when duly and validly executed and delivered, will constitute the valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms.

8. Each of (a) the issuance, offering and sale of the Notes to the Initial Purchasers by the Company pursuant to the Purchase Agreement; (b) the execution, delivery and performance of each of the other Transaction Documents and each other document and instrument to be executed, delivered or performed by each of the Company and the Guarantors in connection with the Transactions and (c) the consummation of each of the transactions herein or therein contemplated and the compliance with each of the terms and provisions hereof or thereof, do not and will not (i) violate or result in any breach of any of the terms, covenants, conditions or provisions of, constitute a default under, or result in the creation or imposition of any lien upon any of their properties or assets pursuant to the terms of any Contracts of which we are aware and to which any of them is a party or by which they or any of their properties or assets are bound or to which any of them may be subject, except for such violations, breaches, defaults or liens that could not be reasonably expected to have a Material Adverse Effect (ii) violate any provision of applicable Law or regulation or of its certificate of incorporation or by-laws, or (iii) to our knowledge, violate or contravene any judgment, writ, order, injunction or decree of any court, arbitrator, administrative agency or other governmental authority applicable to the Company, any of the Guarantors or to any of their respective properties or assets.

9. To our knowledge, there are no actions, suits or proceedings pending or threatened with respect to any of the Company or the Guarantors which (a) if adversely determined, could be reasonably expected to result in a Material Adverse Effect or (b) seeks to restrain, enjoin or prevent the consummation of or otherwise challenge the Transaction Documents or the consummation of the Transactions.

10. None of the Company or the Guarantors is (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, without taking into account the number of holders of securities of the Company and the Guarantors or any company "controlling" any of them, or (b) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

11. No consent, license, approval or authorization of, registration, filing or declaration with, or notice to any governmental body, official, authority, bureau or agency is required in connection with the execution, delivery or performance by the Company or any Guarantor of the Transaction Documents to which each is a party or in connection with the consummation of the Transactions, except for such consents, licenses, approvals, authorizations, registrations, filings, declarations and notices that have already been obtained or made.

12. It is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Final Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act, in each case assuming (a) the accuracy of the representations and warranties of the Company contained in Section 1 of the Purchase Agreement, (b) the compliance by the Company of the covenants contained in Section 5 of the Purchase Agreement, (c) the accuracy of the Initial Purchasers' representations and warranties in Section 4 of the Purchase Agreement and (d) the compliance by the Initial Purchasers of their covenants in
Section 4 of the Purchase Agreement.

13. The Transaction Documents conform in all material respects to the descriptions thereof contained in the Final Memorandum.

In addition, we have participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although we have not independently verified and do not pass upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in Paragraph 13 above), no facts have come to our attention which lead us to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum).